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EXHIBIT 10.8(b)      The form of Ryder System, Inc. director's fee deferal
                     agreement dated as of December 31, 1993.
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                                   AGREEMENT


             THIS AGREEMENT, dated as of December 31, 1993, between RYDER SYSTEM, INC. (the "Company") and (the "Director").

                              W I T N E S S E T H:

             WHEREAS, the Director is now serving as a member of the Board of Directors of the Company; and

             WHEREAS, the Director and the Company desire to enter into an arrangement with respect to the deferred payment of the Director's 1994 total annual fees upon the terms and conditions set forth herein;

             NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Company and the Director hereby agree as follows:

    1. $ _________ or __________% of the Director's total annual fees for calendar year 1994, including (i) Board of Directors' Annual Retainer Fee, (ii) Committee Annual Retainer Fee, (iii) Board Meeting Per Diem Fee, and (iv) Committee Meeting Per Diem Fee shall be deferred by the Company. Such deferred fees plus interest computed as set forth in Article 2 hereof (the "Deferred Compensation") shall be payable to the Director, the Director's designated beneficiary, or the Director's estate as set forth in this Agreement.

    2. Interest will be credited to the Director's account at December 31st of each year. Interest will accrue at a rate equal to the average annual base rate charged by the First National Bank of Boston, compounded annually, provided, however, that such annual interest rate will not exceed 12% nor be less than 5%. Interest will accrue on the average daily balance of the Director's account beginning with the date on which the deferred compensation or accrued interest is credited to the Director's account and ending with the date on which the deferred compensation or accrued interest is actually paid.

             The Director may elect payment of the account balance either in installments or in a lump sum. Installment payments will be computed by dividing the combined total of deferred compensation and credited interest, as of the prior year end, by the number of installments remaining. Lump sum and final installment payments will include principal and interest credited to the Director's account as of the prior year end and all interest accrued subsequently in the year of payment.



                                             Director Initials _________________






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3.  Deferred Compensation shall be paid to the Director after the first to occur of the listed events and in accordance with the method of payment and commencement date selected by the Director on the attached Exhibit A which is made a part of this Agreement. Notwithstanding the foregoing, in the event of a Change of Control of the Company as defined by the Company's Board of Directors on August 20, 1993, the Company shall immediately pay the Deferred Compensation in a lump sum to the Director.

    The Director should notify the Director of Corporate Accounting immediately upon the occurrence of the triggering event to ensure timely payment.

4. The Director shall have the right to designate a beneficiary who, in the event of the Director's death prior to payment of any or all of the Deferred Compensation payable to the Director pursuant to this Agreement, shall receive such Deferred Compensation. Such designation shall be made by the Director on the form attached hereto. The Director may, at any time, change or revoke such designation by written notice to the Director of Compensation.

5.  (a)      If the Director dies prior to receipt of any or all of the
             Deferred Compensation, no Deferred Compensation shall be paid for a period of thirty days from the date the Director of Compensation receives written notice of the Director's death.

    (b) If the Director has designated a beneficiary pursuant to Article 4 hereof, on the first day of the month following such thirty day period, the unpaid Deferred Compensation shall be paid to the designated beneficiary in a lump sum, unless the Director's beneficiary elects within such thirty day period, by written notice to the Director of Compensation, that the Deferred Compensation be paid to such beneficiary in annual (2-10) installments or not be paid at all.

    (c) If the Director does not designate a beneficiary or the designated beneficiary predeceases the Director or elects not to receive the unpaid Deferred Compensation, then the unpaid Deferred Compensation plus accrued interest shall be paid to the Director's estate in a lump sum on the first day of the month following such thirty day period.

    (d) If the designated beneficiary of the Director dies after the Director, but prior to the payment of the Deferred Compensation, and has not elected not to receive such Deferred Compensation, no Deferred Compensation shall be paid for a period of thirty days from the date the Director of Compensation receives written notice of the death of the designated beneficiary. The Deferred Compensation plus accrued interest shall then be paid to the estate of the designated beneficiary in a lump sum on the first day of the month following such thirty day period.





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    6.       The Company shall pay to the Director during the term of the
             Director's service that portion of the Deferred Compensation which shall be necessary in the case of an unforeseeable emergency. For purposes of this Article 6 an unforeseeable emergency shall mean an unanticipated emergency that is caused by an event beyond the control of the Director and that would result in severe financial hardship to the Director if early withdrawal were not permitted. The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") shall limit any early withdrawal to the amount necessary to meet the emergency. The Director shall apply to the Compensation Committee for any emergency payment under this Article 6 and shall furnish to the Compensation Committee such information as the Director deems appropriate and as the Company and counsel for the Company deem necessary and appropriate to make such determination. The determination of the Compensation Committee as to whether a payment is warranted under this Article 6, and the amount of such payment, shall be conclusive and binding on the Director and the Company. If the Director is a member of the Compensation Committee, the Director shall not sit as a member of such Committee in the determination of the Director's application under this Article 6.

    7. The Deferred Compensation shall be paid out of the general funds of the Company and no funds shall be set aside therefor. The Director shall have the status of a general unsecured creditor of the Company and this Agreement constitutes a mere promise by the Company to make benefit payments in the future. It is the intention of the parties that the arrangements be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

    8. Any rights to receive Deferred Compensation payments under this Agreement are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Director or the Director's beneficiary. Any such attempted action shall be null and void and shall extinguish the Company's obligation under this Agreement to pay Deferred Compensation.

    9. The Director and the Company acknowledge that this Agreement is not an agreement concerning continued service as a Director between the Director and the Company.

    10. This Agreement shall be binding upon any successor to the Company by merger, consolidation, purchase or otherwise.

    11. This Agreement, together with the Director's beneficiary designation, constitutes the entire agreement between the Company and the Director regarding Deferred Compensation and shall not be modified except upon the written agreement of the Company and the Director.





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
12. This Agreement shall be governed in accordance with the laws of the State of Florida.


    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.



                                       -----------------------------------
                                                   (Director)



                                       -----------------------------------
                                               Social Security Number


                                       RYDER SYSTEM, INC.


                                       By:
                                           -------------------------------
                                               M. Anthony Burns
                                               Chairman of the Board,
                                               President and
                                               Chief Executive Officer



    In accordance with Article 4 of the Agreement set forth above, I hereby designate _________________________________________ my beneficiary.


- ---------------------------
        (Director)





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                                   EXHIBIT A

                         TO DIRECTOR DEFERRAL AGREEMENT
                         DATED AS OF DECEMBER 31, 1993


    INSTRUCTIONS: Indicate your selections by circling one (1) Method of Payment and one (1) Commencement Date for each event listed. If you select installments or a specific month or date for payment, fill in the appropriate information. Then initial or sign this Exhibit, as appropriate, where indicated. The "FIXED DATE" events are optional and should not be completed unless some form of distribution is desired prior to termination or retirement.


                            Event Triggering Payment

                   I.  Termination of the Director's Service
                as a Member of the Company's Board of Directors


           METHOD OF PAYMENT                                           COMMENCEMENT DATE
    -------------------------------                           ------------------------------------
      -  Lump Sum = deferred                                    -  January 1st following effective
    amount plus accrued interest.                             date of termination.

      -  Annual Installments                                    -  First day of month following
    Select 2-10:               =                              effective date of termination.
                  ------------
    account balance plus interest
    credited thereto divided by
    number of installments
    outstanding.


        II.  Retirement as a Member of the Company's Board of Directors


           METHOD OF PAYMENT                                           COMMENCEMENT DATE
    -------------------------------                           ------------------------------------
      -  Lump Sum = deferred                                    -  January 1st following effective
    amount plus accrued interest.                             date of retirement.

      -  Annual Installments                                    -  First day of month following
    Select 2-10:               =                              effective date of retirement.
                  ------------
    account balance plus interest                               -  First day of month that you
    credited thereto divided by                               elect following effective date of
    number of installments                                    retirement.  Specify month:
    outstanding.                                                                             .
                                                              -------------------------------

                                                              Director Initials __________________






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                             EXHIBIT A (continued)

                            Event Triggering Payment

     III.  Fixed Date While Providing Outside Director's Services for Ryder
                            Full Payment (Optional)


       METHOD OF PAYMENT                                       COMMENCEMENT DATE
- -------------------------------                       ------------------------------------
  -  Lump Sum = deferred                                -  First day of month of fixed
amount plus accrued interest.                         date.  Specify month and year:
                                                                                     .
                                                      -------------------------------

  -  Annual Installments
Select 2-10:               =
             ------------
account balance plus interest
credited thereto divided by
number of installments outstanding.


     IV.  Fixed Date While Providing Outside Director's Services for Ryder
                           Partial Payment (Optional)

       METHOD OF PAYMENT                                       COMMENCEMENT DATE
- -------------------------------                       ------------------------------------
  -  Lump Sum = partial                                 -  First day of month of fixed
payment amount with the                               date.  Specify month and year:
remainder to be paid as                                                              .
indicated in the event                                -------------------------------
of termination or
retirement, whichever
occurs first.


  -  Annual Installments                              Amount $           or           %
Select 2-10:                =                                 ----------    ----------
              ------------
partial payment amount divided
by number of installments
outstanding with the remainder
to be paid as indicated in the
event of termination or
retirement, whichever occurs
first.



                                                       ------------------------------------
                                                                     (Director)





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